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                                                                    Exhibit 4

                   PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

                 The Exchangeable Non-Voting Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1
                                 INTERPRETATION

                 For the purposes of these share provisions:

1.1   "ACT" means the Business Corporations Act of Ontario.

      "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

      "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

      "BUSINESS DAY" means a day other than a Saturday, a Sunday or any other day when banks are not open for business in Toronto, Ontario.

      "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purposes.

      "COMMON SHARE REORGANIZATION" has the meaning ascribed thereto in Section
      12.1 of these share provisions.

      "COMMON SHARES" mean the common shares of the Corporation.

      "CORPORATION" means 1149658 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario.

      "CURRENT MARKET PRICE" means, in respect of a Wendy's Common Share, on any date as of which the Current Market Price is to be determined, the average of the closing prices of a Wendy's Common Share on the New York Stock Exchange (as published in The Wall Street Journal (Midwest Edition) or, if not published therein, in any other authoritative source determined by the Board of Directors) on the 20 trading days immediately preceding such date, or, if the Wendy's Common Shares are not then listed on the New York Stock Exchange, on such other stock exchange or automated quotation system on which Wendy's Common Shares are then listed or quoted, as the case may be, and, if Wendy's Common Shares are listed or quoted on more than one such exchange or automated quotation system, on such exchange or automated quotation system as may be selected by the Board of Directors for such purpose.
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      "ESCROW AGENT" means The Trust Company of Bank of Montreal.

      "ESCROW AGREEMENT" means the Escrow Agreement, dated as of December 29, 1995 among Wendy's, the Corporation, Ronald V. Joyce and the Escrow Agent.

      "EXCHANGEABLE SHARES" means the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

      "GUARANTY AGREEMENT" means the Guaranty Agreement dated as of December 29, 1995 between Ronald V. Joyce and the Trustee.

      "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1 of these share provisions.

      "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Share Exchange Agreement.

      "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 of these share provisions.

      "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

      "PURCHASE RIGHT" means Wendy's Purchase Right pursuant to Article 2 of the Share Exchange Agreement.

      "RECLASSIFICATION" has the meaning ascribed thereto in Section 12.2 of these share provisions.

      "REDEMPTION DATE" means December 29, 2005.

      "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions.

      "RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1(i) of these share provisions.

      "RETRACTION CALL NOTICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

      "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Section 6.1 of these share provisions.

      "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(ii) of these share provisions.

      "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions.

      "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 of these share provisions.
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      "SHARE EXCHANGE AGREEMENT" means the Share Exchange Agreement, dated as of
      December 29, 1995 among Wendy's, the Corporation and Ronald V. Joyce.

      "SPECIFIED NUMBER" means one share, subject to adjustment in accordance with Article 12 of these share provisions.

      "SUPPORT AGREEMENT" means the Support Agreement, dated as of December 29, 1995 among Wendy's, Ronald V. Joyce and the Corporation.

      "TRUST" means the Ronald V. Joyce Irrevocable Trust, which is the subscriber for Wendy's Common Shares having voting rights equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Wendy's and its Affiliates) multiplied by the Specified Number with such voting rights to be exercised by the Trustee pursuant to the Trust Agreement and the Guaranty Agreement.

      "TRUST AGREEMENT" means the Trust Agreement made as of December 29, 1995 among Dana Klein, as the settlor, and the Trustee, establishing the Trust.

      "TRUSTEE" means The Huntington Trust Company, N.A., a corporation organized and existing under the laws of the State of Ohio and any successor trustee appointed under the Trust Agreement.

      "WENDY'S" means Wendy's International, Inc., a corporation organized and existing under the laws of the State of Ohio, and any successor corporation.

      "WENDY'S COMMON SHARES" means the common shares of Wendy's, without par value.

      "WENDY'S DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Wendy's declares any dividend on the Wendy's Common Shares.


                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares, and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs as herein provided.


                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled, subject to applicable law and to the terms and conditions of the Escrow Agreement, to receive on each dividend payment date specified by the board of directors of Wendy's, a dividend on each Exchangeable Share

      (a) in the case of a cash dividend declared on Wendy's Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the Wendy's Dividend Declaration Date of the
           cash dividend declared on the Specified Number of Wendy's Common Shares;
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      (b)  in the case of a stock dividend declared on the Wendy's Common Shares to be paid in Wendy's Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Wendy's Common Shares to be paid on the Specified Number of Wendy's Common Shares; or

      (c) in the case of a dividend declared on the Wendy's Common Shares in property other than cash or Wendy's Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors, in good faith and its sole discretion, with the assistance of such reputable and independent financial advisors and/or other experts as the Board of Directors may require) the type and amount of property declared on the Specified Number of Wendy's Common Shares. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized, but unissued shares of the Corporation.

3.2 Cash dividends shall be paid by cheque of the Corporation payable at par at any branch of the bankers of the Corporation or by electronic fund transfer to the bank accounts specified by the holders from time to time and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Cash dividends declared on Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement shall be paid by cheque mailed to the Escrow Agent. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share or to the Escrow Agent in respect of Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share or to the Escrow Agent in respect of Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement shall satisfy the dividend represented thereby. Any cheque required to be mailed or sent to a holder of Exchangeable Shares or to the Escrow Agent, shall be validly sent or mailed if mailed to the address of the holder or the Escrow Agent, as the case may be, recorded in the securities register of the Corporation, or in the event of such address not being so recorded, then at the last known address of such holder or of the Escrow Agent. The Corporation may deduct and withhold from any payments of dividends in cash, shares or other property any amounts required by law to be deducted and withheld, including, without limitation, United States dividend withholding taxes to the extent the Corporation or Wendy's believes that such withholding may be required. Subject to applicable law, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Wendy's Common Shares.

3.4 If on any payment date for any dividend declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.
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                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
11.2 of these share provisions:

      (a) pay any dividends on the Common Shares or on any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares, or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

      (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

      (c) redeem or purchase any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of Exchangeable Shares.

The restrictions in Sections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares required by Section 3.1 to have been declared and paid on the Exchangeable Shares have been declared and paid in full.


                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, the exercise by Wendy's of the Liquidation Call Right, and the terms of the Escrow Agreement to receive from the assets of the Corporation in respect of each Exchangeable Share held by the holder on the date on which the assets of the Corporation are distributed to its shareholders (the "Liquidation Date") in connection with such liquidation, dissolution or winding-up, in priority to any distribution of any part of the assets of the Corporation among the holders of the Common Shares, or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to
(a) the Canadian Dollar Equivalent of the Current Market Price of the Specified Number of Wendy's Common Shares on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder (or to the Escrow Agent in the case of Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement) the Specified Number of Wendy's Common Shares, plus (b) an additional amount equivalent to the amount by which the declared and unpaid dividends on one Exchangeable Share exceed, if at all, the declared and unpaid dividends on the Specified Number of Wendy's Common Shares (calculated as of the date of declaration of such dividend or dividends in accordance with the provisions hereof) (collectively the "Liquidation Amount").

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Wendy's of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares (or the Escrow Agent, if such Exchangeable Shares are then held in escrow
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pursuant to the terms of the Escrow Agreement) the Liquidation Amount for each
Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder or the Escrow Agent, as the case may be, at the address of the holder or the Escrow Agent, as the case may be, recorded in the securities register of the Corporation for the Exchangeable Shares or by holding (as specified in writing by such holder or the Escrow Agent) for pick up by the holder or the Escrow Agent, as the case may be, at the registered office of the Corporation of certificates representing the Specified Number of Wendy's Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance other than any escrow requirements imposed by the Escrow Agreement) with respect to each such Exchangeable Share (less any Wendy's Common Shares withheld in respect of any tax required to be deducted or withheld therefrom by the Corporation) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount specified in Section 5.1(b) hereof and comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation, including, without limitation, United States dividend withholding taxes to the extent the Corporation or Wendy's believes that such withholding may be required). On and after the Liquidation Date, the holders of such Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected to the extent the Liquidation Amount has not been paid until the total Liquidation Amount has been fully paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited in a custodial account with any chartered bank or trust company in Canada the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof or the Escrow Agent as the case may be and immediately upon making such deposit the Corporation shall give notice thereof to the holders of the Exchangeable Shares. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to the right to receive, subject to the terms and conditions of the Escrow Agreement, their proportionate part of the total Liquidation Amount (less any tax required to be deducted or withheld therefrom, including, without limitation, United States dividend withholding taxes to the extent the Corporation or Wendy's believes that such withholding may be required) for the Exchangeable Shares with respect to which the Liquidation Amount has been so deposited, against presentation and surrender of the certificates representing such Exchangeable Shares to such bank or trust company. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Wendy's Common Shares either (i) delivered to such holder or the Escrow Agent, as the case may be, or
(ii) deposited with such chartered bank or trust company.

5.3 After the Liquidation Amount per Exchangeable Share has been paid or deposited, whether by the Corporation pursuant hereto or by Wendy's following the exercise of the Liquidation Call Right, holders of Exchangeable Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

5.4 In paying the Liquidation Amount the Corporation shall not be required to deliver fractional shares of Wendy's Common Shares but in lieu thereof may pay to the holders of Exchangeable Shares or the Escrow Agent, as the case may be, in accordance with Section 5.2 an
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amount in cash equal to the same fraction of the Canadian Dollar Equivalent of the Current Market Price of one Wendy's Common Share on the last Business Day prior to the Liquidation Date.


                                   ARTICLE 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 Subject to the provisions of the Act, the exercise by Wendy's of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, a holder of Exchangeable Shares shall be entitled at any time, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Canadian Dollar Equivalent of the Current Market Price of the Specified Number of Wendy's Common Shares on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder (or to the Escrow Agent in the case of Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement) the Specified Number of Wendy's Common Shares for each Exchangeable Share presented and surrendered by the holder, or the Escrow Agent, as the case may be, plus (b) an additional amount equivalent to the amount, if any, by which the declared and unpaid dividends on one Exchangeable Share exceed the declared and unpaid dividends on the Specified Number of Wendy's Common Shares (calculated as of the date of declaration of such dividends in accordance with the provisions hereof) (collectively the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Appendix 1 hereto or in such other form as may be acceptable to the
Corporation:

       (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

       (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

       (iii) acknowledging the overriding right (the "Retraction Call Right") of Wendy's to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Wendy's in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

The holder shall also send a copy of the Retraction Request to Wendy's.

6.2 Subject to the exercise by Wendy's of the Retraction Call Right, upon receipt by the Corporation in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder (or to the Escrow Agent in the case of Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement) the Retraction Price with respect to such shares in the manner provided in Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Wendy's pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder or to the Escrow Agent, if applicable, at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Wendy's thereof. In order to exercise the Retraction Call Right, Wendy's must notify the Corporation and the holder in writing of its determination to do so (the "Retraction Call Notice") within 5 Business Days of notification to Wendy's by the Corporation of the receipt by the Corporation of the Retraction Request. If Wendy's does not so notify the Corporation within such 5 Business Day period, the Corporation will notify the holder as soon as possible thereafter that Wendy's will not exercise the Retraction Call Right. If Wendy's delivers the Retraction Call Notice within such 5 Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Wendy's in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Wendy's shall purchase from such holder and such holder shall sell to Wendy's on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share in the manner set forth in the Share Exchange Agreement. In the event that Wendy's does not deliver the Retraction Call Notice within such 5 Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 On the Retraction Date, subject to the exercise by Wendy's of the Retraction Call Right, the Corporation shall deliver to the holder, or the Escrow Agent, as the case may be, at the address of the holder or the Escrow Agent, as the case may be, recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder or the Escrow Agent, as the case may be, at the registered office of the Corporation, as specified in writing by such holder, certificates representing the Specified Number of Wendy's Common Shares with respect to each such Exchangeable Share (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance other than any escrow requirement under the Escrow Agreement) registered in the name of the holder in payment of the total Retraction Price (less any Wendy's Common Shares withheld in respect of any tax required to be deducted or withheld therefrom by the Corporation) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the additional amount specified in
Section 6.1 (b) comprising part of the total Retraction Price (less any tax required to be deducted or withheld therefrom by the Corporation, including, without limitation, United States dividend withholding taxes to the extent the Corporation or Wendy's believes that such withholding may be required) and such delivery of such certificates and cheque on behalf of the Corporation shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority) unless such cheque is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive, subject to these share provisions and the terms and conditions of the Escrow Agreement, his proportionate part of the total Retraction Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price shall not be made, in which case the rights of such holder shall remain unaffected to the extent payment of the Retraction Price has not been made until the total Retraction Price has been fully paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Wendy's shall thereafter be considered and deemed for all purposes to be a holder of the Wendy's Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Wendy's shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least 2 Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.4 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.4 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to
Section 6.4 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Wendy's to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Wendy's to such holder or to the Escrow Agent, as applicable, of the Purchase Price for each such Retracted Share, all as more specifically provided in the Share Exchange Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Wendy's shall be deemed to have been revoked. As soon as practicable after having received such withdrawal notice the Corporation shall return or cause to be returned, to the holder the Exchangeable Shares delivered to the Corporation pursuant to section 6.1.

6.8 In paying the Retraction Price the Corporation shall not be required to deliver fractional shares of Wendy's Common Shares but in lieu thereof may pay to the holders of Exchangeable Shares or the Escrow Agent, as the case may be, in accordance with Section 6.4 an amount in cash equal to the same fraction of the Canadian Dollar Equivalent of the current Market Price of one Wendy's Common Share on the last Business Day prior to the Retraction Date.

                                   ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, if directed by Wendy's pursuant to the Share Exchange Agreement, the Corporation shall on the Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Canadian Dollar Equivalent of the Current Market Price of the Specified Number of Wendy's Common Shares on the last Business Day prior to the Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares (or to the Escrow Agent in the case of Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement) the Specified Number of Wendy's Common Shares for each Exchangeable Share held by such holder, plus (b) an additional amount equivalent to the amount, if any, by which the declared and unpaid dividends on one Exchangeable Share exceed the declared and unpaid dividends on the Specified Number of Wendy's Common Shares (calculated as of the date of declaration of such dividend or dividends in accordance with the provisions hereof) (collectively the "Redemption Price").

7.2           In the case of a redemption of Exchangeable Shares under this
Article 7, the Corporation shall, at least 20 days before the Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price and the Redemption Date. On or after the Redemption Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, or the Escrow Agent, as the case may be, at the address of the holder or the Escrow Agent, as the case may be, recorded in the securities register of the Corporation or by holding (as specified in writing by such holder or Escrow Agent) for pick up by the holder or the Escrow Agent, as the case may be, at the registered office of the Corporation certificates representing the Specified Number of Wendy's Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance other than any escrow requirements imposed by the Escrow Agreement) with respect to each such Exchangeable Share (less any Wendy's Common Shares withheld in respect of any tax required to be deducted or withheld therefrom by the Corporation), and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the additional amount specified in Section 7.1(b) hereof comprising part of the total Redemption Price (less any tax required to be deducted or withheld therefrom by the Corporation, including, without limitation, United States dividend withholding taxes to the extent the Corporation or Wendy's believes that such withholding may be required). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in full in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof or the Escrow Agent as the case may be, in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and giving notice thereof to the holders of the Exchangeable Shares. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after deposit or the Redemption Date, as the case may be, shall be limited to receiving, subject to the terms and conditions of the Escrow Agreement, their proportionate part of the total Redemption Price (less any tax required to be deducted or withheld therefrom, including, without limitation, United States dividend withholding taxes to the extent the Corporation or Wendy's believes that such withholding may be required) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Wendy's Common Shares delivered to them.

7.3 In paying the Redemption Price the Corporation shall not be required to deliver fractional shares of Wendy's Common Shares but in lieu thereof may pay to the holders of Exchangeable Shares or the Escrow Agent, as the case may be, in accordance with Section 7.2 an amount in cash equal to the same fraction of the Canadian Dollar Equivalent of the Current Market Price of one Wendy's Common Share on the last Business Day prior to the Retraction Date.


                                   ARTICLE 8
                           PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and the prior written consent of Wendy's, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by agreement with a holder of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon (less any tax required to be deducted or withheld therefrom by the Corporation, including, without limitation, United States dividend withholding taxes to the extent the Corporation or Wendy's believes that such withholding may be required).


                                   ARTICLE 9
                                 DISSENT RIGHTS

9.1 A holder of Exchangeable Shares shall not be entitled to exercise any rights of dissent provided for in the Act on a proposal to amend the Articles of the Corporation to (a) effect an exchange, reclassification or cancellation of the Exchangeable Shares or (b) create a new class or series of shares equal or superior to the Exchangeable Shares.


                                   ARTICLE 10
                                 VOTING RIGHTS

10.1 Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporations or to vote at any such meeting.

                                   ARTICLE 11
                             AMENDMENT AND APPROVAL

11.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares, voting separately as a class, given as hereinafter specified.

11.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present and represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present and represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchanged Shares. On every poll taken at any meeting of holders of Exchangeable Shares, each holder shall be entitled to one vote in respect of each Exchangeable Share held. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. Any approval or consent required to be given by the holders of Exchangeable Shares shall also be validly given if expressed by an instrument or instruments in writing signed by all the holders of Exchangeable Shares.

                                   ARTICLE 12
                       ADJUSTMENT TO THE SPECIFIED NUMBER

12.1 If and whenever at any time up to and including the Liquidation Date, the outstanding Wendy's Common Shares are subdivided or redivided into a greater number of Wendy's Common Shares or are reduced, combined or consolidated into a smaller number of Wendy's Common Shares (any of such events being hereinafter called a "Common Share Reorganization"), the Specified Number shall be adjusted effective immediately upon the occurrence of the Common Share Reorganization by multiplying the Specified Number at that time by the quotient or fraction, as the case may be, obtained when: (A) the number of Wendy's Common Shares outstanding after the completion of such Common Share Reorganization is divided by (B) the number of Wendy's Common Shares outstanding before giving effect to the Common Share Reorganization.

12.2 If and whenever at any time up to and including the Liquidation Date, the outstanding Wendy's Common Shares shall be reclassified, exchanged or converted into other shares, securities or property, otherwise than as a result of a Common Share Reorganization, or if the designation of or rights, privileges, restrictions and conditions attached to the Wendy's Common Shares are changed, or if there shall be an amalgamation, merger, reorganization, liquidation, dissolution, winding-up or other similar transaction affecting Wendy's (other than a transaction which does not result in any reclassification of the outstanding Wendy's Common Shares or a change of the Wendy's Common Shares into other assets, securities or property), or a transfer of all or substantially all of the assets of Wendy's to another corporation or entity (any such event being referred to in this Section 12.2 as a "Reclassification"), then each such holder of Exchangeable Shares shall be entitled to receive and shall accept and the Corporation shall deliver to each such holder (or to the Escrow Agent in the case of Exchangeable Shares then being held in escrow pursuant to the Escrow Agreement) at the time such holder would otherwise have received Wendy's Common Shares, in lieu of the number of Wendy's Common Shares such holder would have received at such time if there had been no Reclassification, the aggregate number and kind of shares or other securities or amount of other property which such holder would have been entitled to receive as a result of the Reclassification if, on the effective date thereof, he had been the registered holder of the number of Wendy's Common Shares to which he was theretofore entitled at such time.

12.3 If Wendy's shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Wendy's Common Shares entitling such holders for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase additional Wendy's Common Shares (or securities convertible into Wendy's Common Shares), the Specified Number shall be adjusted immediately after such record date so that it shall equal the rate determined by multiplying the Specified Number in effect on such record date by a fraction, of which the denominator shall be the total number of Wendy's Common Shares outstanding on such record date plus the number of Wendy's Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Wendy's Common Shares offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) by the Current Market Price per share of Wendy's Common Shares on such record date and of which the numerator shall be the total number of Wendy's Common Shares outstanding on such record date plus the total number of additional Wendy's Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible); provided, however, that any Wendy's Common Shares owned by or held for the account of Wendy's shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued or to the extent that such rights, options or warrants are not exercised prior to the expiration thereof, the Specified Number shall be readjusted to the Specified Number which would then be in effect if such record date had not been fixed, or to the Specified Number which would then be in effect based upon the number of Wendy's Common Shares (or securities convertible into Wendy's Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

12.4 If Wendy's shall fix a record date for the making of a distribution to all or substantially all the holders of outstanding Wendy's Common Shares of
(i) shares of any class other than Wendy's Common Shares, or (ii) rights, options or warrants (excluding those referred to in Section 12.3), or (iii) evidences of its indebtedness, then in each such case the Specified Number shall be adjusted immediately after such record date so that it shall equal the rate determined by multiplying the Specified Number in effect on such record date by a fraction, of which the denominator shall be the total number of Wendy's Common Shares outstanding on such record date multiplied by the Current Market Price per share of Wendy's Common Shares on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so to be distributed, and of which the numerator shall be the total number of Wendy's Common Shares outstanding on such record date multiplied by such Current Market Price per share of Wendy's Common Shares, provided, however, Wendy's Common Shares owned by or held for the account of Wendy's shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Specified Number shall be readjusted to the Specified Number which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed.

12.5 If and whenever at any time up to and including the Liquidation Date, Wendy's shall take any action affecting or relating to Wendy's Common Shares, other than an event described in Section 12.1, 12.2, 12.3 or 12.4, which in the opinion of the Board of Directors would prejudicially affect the rights of the holders of Exchangeable Shares, then the Specified Number shall be adjusted in such manner, if any, and at such time, as the Board of Directors may determine in their sole discretion to be equitable in the circumstances to the holders of Exchangeable Shares. Any such determination shall be binding upon the Corporation, Wendy's and each holder of Exchangeable Shares. The failure by the Board of Directors to take any action to provide for an adjustment on or prior to the effective date of any action by Wendy's affecting the Wendy's Common Shares shall be conclusive evidence that the Board of Directors has determined that it is equitable to make no adjustment in the circumstances.

12.6 If a dispute shall at any time arise with respect to the adjustments provided for herein, such dispute shall be conclusively determined by the Board of Directors acting in good faith and any such determination shall be binding upon the Corporation, Wendy's and all holders of Exchangeable Shares.

12.7 No adjustment in the Specified Number shall be required unless such adjustment would require an increase or decrease of at least one per cent in such rate; provided, however, that any adjustments which by reason of this
Section 12.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. The adjustments provided for in this Article shall be cumulative.

12.8        No adjustments in the Specified Number shall be made pursuant to
Section 12.1 above if the Corporation shall correspondingly (i) subdivide or redivide its outstanding Exchangeable Shares into a greater number of shares, or
(ii) reduce, combine or consolidate the outstanding Exchangeable Shares into a smaller number of shares.

12.9        No adjustments in the Specified Number shall be made pursuant to
Section 12.1, Section 12.2, Section 12.3 or Section 12.4 above if the holders of the Exchangeable Shares were permitted to participate in a Common Share Reorganization, Reclassification, the issuance of such rights, options or warrants or such distribution, as the case may be, as though and to the same effect as if they had exchanged their Exchangeable Shares for Wendy's Common Shares prior to the Common Share Reorganization, Reclassification, issuance of such rights, options or warrants or such distribution, as the case may be, or if such holders were permitted to participate in the issuance of substantially equivalent rights, options or warrants of the Corporation or any equivalent distribution by the Corporation, as the case may be.

12.10 In any case where the application of the foregoing provisions results in an increase in the Specified Number taking effect immediately after the record date for a specific event, then, if the Corporation is required to deliver any Wendy's Common Shares prior to completion of the event, the Corporation may postpone the distribution to a holder of Exchangeable Shares or to the Escrow Agent, as the case may be, of the additional Wendy's Common Shares to which he is entitled by reason of the increase of the Specified Number, but such additional Wendy's Common Shares shall be issued and delivered to that holder or to the Escrow Agent, as the case may be, upon completion of the event and the Corporation shall deliver to the holder or to the Escrow Agent, as the case may be, an appropriate instrument evidencing his right to receive such additional Wendy's Common Shares.

                                   ARTICLE 13
                              RIGHT OF CONVERSION

13.1 Any holder of Common Shares holding more than 50% of the outstanding Common Shares shall have the right to convert any Exchangeable Shares held by such holder into Common Shares on a one-for-one basis. The conversion privilege for which provision is made herein may be exercised by notice in writing given to the Corporation accompanied by the certificate or certificates representing the Exchangeable Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by the person registered on the books of the Corporation as the holder of the Exchangeable Shares in respect of which such right is being exercised or by his duly authorized representative and shall specify the number of Exchangeable Shares which the holder desires to have converted. Upon receipt of such notice by the Corporation, the Corporation shall issue certificates representing fully paid Common Shares upon the basis hereinbefore prescribed in accordance with the provisions hereof to the holder of the Exchangeable Shares represented by the certificate or certificates accompanying such notice. If less than all of the Exchangeable Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Exchangeable Shares comprised in the original certificate which are not to be converted.

13.2 All Common Shares resulting from any conversion of issued and fully paid Exchangeable Shares into Common Shares shall be deemed to be fully paid and non-assessable.


                                   ARTICLE 14
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

14.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with all provisions of the Support Agreement applicable to the Corporation and to ensure performance and compliance by Wendy's with all provisions of the Support Agreement applicable to Wendy's in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

14.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares thereunder; or

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with such advisors as they consider appropriate, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

      (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 15
                                     LEGEND

15.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Share Exchange Agreement including, but not limited to the provisions relating to the Liquidation Call Right, the Retraction Call Right, the Purchase Right and the Guaranty Agreement (including, but not limited to, the provisions with respect to the exchange right thereunder).

                                   ARTICLE 16
                                    NOTICES

16.1 Any notice, request or other communication to be given to the Corporation or to Wendy's by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation or, in the case of a notice, request or communication to Wendy's, to Wendy's head office and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation or Wendy's as the case may be.

16.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

16.3 Any notice, request or other communication to be given or sent to a holder of Exchangeable Shares or to the Escrow Agent by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder or of the Escrow Agent, as the case may be, recorded in the securities register of the Corporation or, in the event of the address of any such holder or the Escrow Agent not being so recorded, then at the last known address of such holder or of the Escrow Agent. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares or to the Escrow Agent shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   APPENDIX 1

                              NOTICE OF RETRACTION

         To the Corporation and Wendy's International, Inc.

         This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

         / / all share(s) represented by this certificate; or / / __________________ share(s) only.

         The undersigned hereby notifies the Corporation that the Retraction Date shall be ___________________.

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

         The undersigned acknowledges the Retraction Call Right of Wendy's to purchase all but not less than all the Retracted Shares from the undersigned and that the giving of this notice to Wendy's shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Wendy's in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If Wendy's determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction and offer to sell the Retracted Shares to Wendy's may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is not permitted to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Share Exchange Agreement) so as to require Wendy's to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to the Corporation and Wendy's that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Wendy's, as the case may be, free and clear of all liens, claims and encumbrances.


-------------------    --------------------------      -----------------------
    (Date)            (Signature of Shareholder)      (Guarantee of Signature)

Address of Shareholder:  ____________________________________________

                         ____________________________________________


NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation.